SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	December 13, 2005
W.W. Grainger, Inc.
(Exact Name of Registrant as Specified in its Charter)
Illinois
(State or Other Jurisdiction of Incorporation)
1-5684	36-1150280
(Commission File Number)	(I.R.S. Employer Identification No.)
100 Grainger Parkway, Lake Forest, Illinois	60045-5201
(Address of Principal Executive Offices)	(Zip Code)
(847) 535-1000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

2006 Management Incentive Program.

On December 13, 2005, the Compensation Committee of the Board of Directors of W.W. Grainger, Inc. (the “Company”) approved a Management Incentive Program (“MIP”) for 2006, covering approximately 1,200 Company employees including senior management and other key employees. The summary description of the Company’s 2005 MIP set forth as Exhibit 10(xi) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which description is incorporated herein by reference, is also an accurate summary description of the Company’s 2006 MIP.

Supplemental Profit Sharing Plan.

On December 14, 2005, the Company’s Board of Directors approved a new supplemental profit sharing plan, known as the W.W. Grainger, Inc. Supplemental Profit Sharing Plan II (the “SPSP II”). The SPSP II is substantially the same as the W.W. Grainger, Inc. Supplemental Profit Sharing Plan currently maintained by the Company and set forth as Exhibit 10(viii) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, except that the SPSP II contains provisions which are intended to comply with the new requirements of Internal Revenue Code Section 409A. The primary changes from the existing plan are the requirements that payouts begin no earlier than six months after a participant’s termination of employment and that an irrevocable election as to the form of payout be made upon a participant’s entry into the plan. The existing plan will continue to govern participants’ benefits that were earned and vested as of December 31, 2004, and the SPSP II will govern benefits that are earned and/or become vested on and after January 1, 2005.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 14, 2005, the Company amended its Business Conduct Guidelines, which constitute the Company’s code of ethics for all employees. The amendment added language specifically calling for compliance with the U.S. Foreign Corrupt Practices Act to the Guideline which addresses international business conduct. The Company’s Business Conduct Guidelines are posted on its website. As indicated in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, the Company intends to post on its website amendments to and waivers from the provisions of the Business Conduct Guidelines that are otherwise required to be disclosed pursuant to this Item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W.W. GRAINGER, INC

Dated: December 14, 2005	By:	/s/ John L. Howard
John L. Howard Senior Vice President and General Counsel

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